Exhibit 99.1

For further information, contact:
Jeff Palmer	Tom Hayes
Investor Relations	Corporate Marketing
408-222-8373	408-222-2815
jpalmer@marvell.com	tom@marvell.com

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal 2011 Results

Revenue: $959 Million, Up 7 Percent Sequentially

GAAP Net Income: $256 Million, $0.38 per share EPS

Free Cash Flow: $338 Million, 35 Percent of Revenue

Santa Clara, California (November 18, 2010) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the third quarter of fiscal 2011, ended October 30, 2010.

Net revenue for the third quarter of fiscal 2011 was $959 million, a 20 percent increase from $803 million in the third quarter of fiscal 2010, ended October 31, 2009, and an 7 percent sequential increase from $896 million in the second quarter of fiscal 2011, ended July 31, 2010.

GAAP net income was $256 million, or $0.38 per share (diluted), for the third quarter of fiscal 2011, compared with a GAAP net income of $202 million, or $0.31 per share (diluted), for the third quarter of fiscal 2010. GAAP net income in the second quarter of fiscal 2011 was $220 million, or $0.33 per share (diluted).

Non-GAAP net income was $307 million, or $0.45 per share (diluted), for the third quarter of fiscal 2011, as compared with non-GAAP net income of $232 million, or $0.35 per share (diluted), for the third quarter of fiscal 2010. Non-GAAP net income for the second quarter of fiscal 2011 was $273 million, or $0.40 per share (diluted).

“We delivered excellent results, which were at the high-end of our original guidance for the third quarter,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “We delivered significant long term growth in all of our target end-markets. We continue to make excellent progress within our mobile and wireless end market, which increased over 20 percent sequentially, and we experienced improved demand within our storage end-market as revenue increased 3 percent sequentially. Furthermore, we continue to deliver robust margins and significant free cash flow, which highlights the long term leverage our business model can deliver.”

Marvell reports net income, basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended October 30, 2010, July 31, 2010 and October 31, 2009 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets, restructuring costs and certain other expenses or benefits.

GAAP gross margin for the third quarter of fiscal 2011 was 59.3 percent, compared to 57.5 percent for the third quarter of fiscal 2010 and 59.1 percent for the second quarter of fiscal 2011.

Non-GAAP gross margin for the third quarter of fiscal 2011 was 59.5 percent, compared to 57.8 percent for the third quarter of fiscal 2010 and 59.3 percent for the second quarter of fiscal 2011.

Shares used to compute GAAP net income per diluted share for the third quarter of fiscal 2011 were 675 million shares, compared with 660 million shares in the third quarter of fiscal 2010 and 675 million shares in the second quarter of fiscal 2011. Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2011 were 677 million shares, compared with 664 million shares for the third quarter of fiscal 2010 and 678 million shares for the second quarter of fiscal 2011.

Cash flow from operations for the third quarter of fiscal 2011 was $368 million, up from the $204 million in the third quarter of fiscal 2010 and up from the $319 million reported in the second quarter of fiscal 2011. Free cash flow for the third quarter of fiscal 2011 was $338 million, up from the $196 million reported in third quarter of fiscal 2010, and up from the $292 million reported in the second quarter of fiscal 2011. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses.

Conference Call

Marvell will be conducting a conference call on November 18, 2010 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2011. Interested parties may join the conference call by dialing 1-866-510-0707, pass-code 19248119. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 18, 2010.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology Group Ltd. (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the term the “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the sustainability of Marvell’s ability to deliver long term growth, robust margins and significant free cash flow; and statements concerning Marvell’s use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, Marvell’s financial condition and results of operations may vary from quarter to quarter; the impact of global economic conditions on Marvell’s business; significant dependence on the hard disk drive industry; highly competitive nature of the markets in which Marvell competes; reliance on a few customers; market acceptance of Marvell’s products; and the impact of current or future intellectual property litigation and claims for indemnification. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s latest Annual Report on Form 10-K for the year ended January 30, 2010, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. When Marvell files its Form 10-Q for the third quarter of fiscal 2011, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. Marvell’s results also remain subject to review by Marvell’s independent registered public accounting firm. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30, 2010	July 31, 2010	October 31, 2009	October 30, 2010	October 31, 2009
Net revenue	$959,327	$896,474	$803,098	$2,711,380	$1,965,152
Cost of goods sold	390,808	366,682	341,617	1,101,475	887,306

Gross profit	568,519	529,792	461,481	1,609,905	1,077,846
Operating expenses:
Research and development	218,420	228,211	212,873	665,742	615,152
Selling and marketing	39,751	36,863	35,442	115,037	102,260
General and administrative	29,576	25,440	16,660	78,124	148,856
Amortization of acquired intangible assets	21,770	21,214	26,450	65,533	83,252

Total operating expenses	309,517	311,728	291,425	924,436	949,520

Operating income	259,002	218,064	170,056	685,469	128,326
Interest and other income (expense), net	(1,665)	4,212	(1,373)	(1,205)	(1,254)

Income before income taxes	257,337	222,276	168,683	684,264	127,072
Provision (benefit) for income taxes	1,605	2,499	(32,916)	2,988	(21,563)

Net income	$255,732	$219,777	$201,599	$681,276	148,635

Basic net income per share	$0.39	$0.34	$0.32	$1.05	$0.24

Diluted net income per share	$0.38	$0.33	$0.31	$1.01	$0.23

Shares used in computing basic earnings per share	649,782	648,028	623,613	646,246	621,057
Shares used in computing diluted earnings per share	674,789	675,220	659,739	676,023	647,863

Marvell Technology Group Ltd.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 30, 2010	July 31, 2010	October 31, 2009	October 30, 2010	October 31, 2009
GAAP net income	$255,732	$219,777	$201,599	$681,276	$148,635
Stock-based compensation	29,541	30,689	34,377	87,126	96,040
Amortization of acquired intangible assets	21,770	21,214	26,450	65,533	83,252
Restructuring (a)	259	1,660	1,919	2,504	15,211
Legal/Tax related matters (b)	—	—	(32,569)	4,373	38,229
Other (c)	—	—	—	—	990

Non-GAAP net income	$307,302	$273,340	$231,776	$840,812	$382,357

GAAP weighted average shares - diluted	674,789	675,220	659,739	676,023	647,863
Non-GAAP adjustment	2,710	3,131	4,297	3,050	2,938

Non-GAAP weighted average shares diluted (d)	677,499	678,351	664,036	679,073	650,801

GAAP diluted net income per share	$0.38	$0.33	$0.31	$1.01	$0.23

Non-GAAP diluted net income per share	$0.45	$0.40	$0.35	$1.24	$0.59

GAAP gross profit:	$568,519	$529,792	$461,481	$1,609,905	$1,077,846
Stock-based compensation	1,818	1,692	2,389	5,746	8,315
Other	—	—	—	—	990

Non-GAAP gross profit	$570,337	$531,484	$463,870	$1,615,651	$1,087,151

GAAP gross profit as a % of revenue	59.3%	59.1%	57.5%	59.4%	54.8%
Stock-based compensation	0.2%	0.2%	0.3%	0.2%	0.4%
Other	—	—	—	—	0.1%

Non-GAAP gross profit	59.5%	59.3%	57.8%	59.6%	55.3%

GAAP research and development:	$218,420	$228,211	$212,873	$665,742	$615,152
Stock-based compensation	(19,795)	(22,089)	(24,134)	(60,735)	(68,064)
Restructuring	(187)	(1,370)	(1,338)	(1,686)	(10,704)
Legal/Tax settlement	—	—	—	—	1,820

Non-GAAP research and development	$198,438	$204,752	$187,401	$603,321	$538,204

GAAP selling and marketing:	$39,751	$36,863	$35,442	$115,037	$102,260
Stock-based compensation	(3,208)	(2,397)	(4,087)	(8,778)	(11,457)
Restructuring	—	—	(51)	—	(1,839)
Legal/Tax settlement	—	—	—	—	659

Non-GAAP selling and marketing	$36,543	$34,466	$31,304	$106,259	$89,623

GAAP general and administrative:	$29,576	$25,440	$16,660	$78,124	$148,856
Stock-based compensation	(4,720)	(4,511)	(3,767)	(11,867)	(8,204)
Restructuring	(72)	(290)	(530)	(818)	(2,668)
Legal/Tax settlement	—	—	—	—	(71,842)

Non-GAAP general and administrative	$24,784	$20,639	$12,363	$65,439	$66,142

(a)	Amounts represent restructuring-related charges, including severance costs from reductions in force and asset impairment, as well as a charge related to facilities impairment.
(b)	The nine months ended October 30, 2010 includes an amount representing the portion of an IP litigation settlement. The nine months ended October 31, 2009 includes a $72.0 million charge in connection with the settlement of a class action litigation. This is offset by a $27.3 million benefit in the fiscal quarter ended October 31, 2009 resulting from the expiration of the statute of limitations related to a tax contingency reserve, in addition to a $5.3 million income tax benefit related to the adjustment of a prior year deferred tax asset.
(c)	The nine months ended October 31, 2009 includes underutilization charges related to the rampdown of the Malaysia test operations.
(d)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	October 31, 2010	January 30, 2010
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,675,273	$1,796,717
Accounts receivable, net	467,975	356,796
Inventories	227,936	241,541
Prepaid expenses and other current assets	78,576	70,491

Total current assets	3,449,760	2,465,545
Property and equipment, net	347,588	342,497
Long-term investments	30,865	34,281
Goodwill and acquired intangible assets, net	2,131,666	2,176,763
Other non-current assets	161,793	151,854

Total assets	$6,121,672	$5,170,940

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$352,216	$283,362
Accrued liabilities	234,710	201,920
Income taxes payable	22,540	19,992
Deferred income	88,216	59,396
Current portion of capital lease obligations	1,011	1,940

Total current liabilities	698,693	566,610
Capital lease obligations, net of current portion	—	511
Other long-term liabilities	194,973	185,840

Total liabilities	893,666	752,961

Shareholders’ equity:
Common stock	1,297	1,277
Additional paid-in capital	4,732,088	4,607,844
Accumulated other comprehensive income (loss)	3,602	(885)
Retained earnings (accumulated deficit)	491,019	(190,257)

Total shareholders’ equity	5,228,006	4,417,979

Total liabilities and shareholders’ equity	$6,121,672	$5,170,940

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009
Cash flows from operating activities:
Net income	$255,732	$201,599	$681,276	$148,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,140	24,571	68,991	74,976
Stock-based compensation	29,541	34,377	87,126	96,040
Amortization of acquired intangible assets	21,770	26,450	65,533	83,252
Facilities impairment	—	—	1,140	—
Amortization of marketable securities premium	4,756	—	9,568	—
Fair market value adjustment to acquired inventory sold	(401)	(10,807)	(2,391)	(13,883)
Excess tax benefits from stock-based compensation	(440)	(136)	(669)	(205)
Deferred income taxes	(5,029)	263	(6,486)	6,131
Changes in assets and liabilities:
Restricted cash	—	24,500	—	24,500
Accounts receivable	22,780	(65,857)	(111,179)	(172,218)
Inventories	11,940	(17,039)	15,856	83,548
Prepaid expenses and other assets	(10,172)	(1,362)	(3,718)	7,559
Accounts payable	(34,508)	38,281	63,935	172,062
Accrued liabilities and other	8,205	(82,687)	10,785	(13,628)
Accrued employee compensation	33,065	36,123	26,965	35,149
Income taxes payable	5,310	(33,988)	7,163	(29,060)
Deferred income	2,197	29,246	28,820	27,538

Net cash provided by operating activities	367,886	203,534	942,715	530,396
Cash flows from investing activities:
Purchases of investments	(312,890)	(426,998)	(1,023,700)	(426,998)
Sales and maturities of investments	330,993	10,268	678,738	10,318
Cash paid for acquisitions, net	—	—	(20,679)	—
Purchases of technology licenses	(5,803)	—	(12,649)	(12,550)
Purchases of property and equipment	(23,969)	(7,629)	(63,267)	(14,808)

Net cash used in investing activities	(11,669)	(424,359)	(441,557)	(444,038)
Cash flows from financing activities:
Repurchase of common stock	(60,594)	—	(60,594)	—
Proceeds from employee stock plans	17,196	13,728	97,673	34,749
Principal payments on capital lease obligations	(490)	(451)	(1,440)	(1,326)
Excess tax benefits from stock-based compensation	440	136	669	205

Net cash (used in) provided by financing activities	(43,448)	13,413	36,308	33,628

Net increase (decrease) in cash and cash equivalents	312,769	(207,412)	537,466	119,986

Cash and cash equivalents at beginning of period	1,330,152	1,254,807	1,105,428	927,409

Cash and cash equivalents at end of period	$1,642,894	$1,047,395	$1,642,894	$1,047,395